                                                           EXHIBIT 1(a)(5)(d)

Hypothetical Illustrations:

The following illustrations use hypothetical examples to show the way the Equity Options work. The illustrations are illustrative only and are not a representation of past or future investment rates of return. Actual investment rates of return will be different from those shown depending on a number of factors including: the amount and timing of payments made by an owner (and for Equity Additions, the level of dividends declared by MetLife on the base Policy); different rates of returns of the Fund portfolio (which would include variations due to differences in annual rates of return, even if the rates of return averaged 0%, 6% and 12% over a period of years). Neither we nor the Fund makes any representation that the hypothetical rates of return shown in these illustrations can be achieved in any one year or sustained over any period of time.

Upon request, we will furnish an illustration reflecting the proposed insured's age, sex, or premium amount requested, frequency of planned periodic premium payments for Equity Options, and Equity Options death benefit option.

                                    VAI(1)
                              MALE ISSUE AGE 40
                   STANDARD NONSMOKER UNDERWRITING RISK(2)
                GUARANTEED COST OF INSURANCE COVERAGE CHARGES


                                              TOTAL VAI CASH VALUE(3)              TOTAL VAI DEATH BENEFIT(3)
                          Payments             Assuming Hypothetical                 Assuming Hypothetical
                         Accumulated          Gross Annual Investment               Gross Annual Investment
   End of                   at 5%                Rates of Return of                    Rates of Return of
base policy    Annual     Interest       -----------------------------------   -----------------------------------
    Year      Payments    Per Year          0%           6%          12%          0%           6%          12%
                                         ---------    ---------    ---------   ---------    ---------    ---------
           1          0             0           0            0            0           0            0            0
           2          0             0           0            0            0           0            0            0
           3          5             5           4            5            5          14           15           16
           4          6            12          10           11           12          31           33           36
           5         91           108          99          106          113         282          302          322
           6        187           310         281          305          330         772          839          908
           7        285           624         555          614          676       1,480        1,636        1,803
           8        381         1,056         918        1,034        1,162       2,374        2,675        3,005
           9        478         1,610       1,368        1,571        1,801       3,434        3,945        4,521
          10        519         2,236       1,849        2,172        2,548       4,506        5,293        6,208
          11        559         2,935       2,359        2,837        3,410       5,582        6,712        8,069
          12        601         3,712       2,899        3,570        4,402       6,664        8,205       10,118
          13        640         4,570       3,465        4,370        5,531       7,739        9,760       12,354
          14        679         5,511       4,055        5,238        6,809       8,804       11,373       14,785
          15        719         6,542       4,669        6,178        8,251       9,861       13,047       17,426
          16        758         7,665       5,306        7,189        9,870      10,904       14,775       20,283
          17        796         8,884       5,963        8,274       11,680      11,929       16,553       23,367
          18        875        10,247       6,679        9,476       13,743      13,014       18,463       26,777
          19        953        11,760       7,453       10,797       16,080      14,148       20,497       30,526
          20      1,038        13,438       8,287       12,248       18,722      15,333       22,662       34,641
          25      1,519        24,751      13,413       21,674       37,623      21,994       35,539       61,692
          30      1,986        42,014      19,949       35,051       69,323      29,391       51,640      102,132
          35      2,478        66,733      27,419       52,460      119,316      36,844       70,493      160,330


(1) Assumes annual payments of the base policy dividend (under the 1999 dividend scale) paid in full at the dividend declaration dates. The values would vary from those shown if the amount or frequency of payments varies.

(2) Illustrations for an insured in MetLife's standard smoker underwriting risk classification would show, for the same age and premium payments, lower cash values and cash surrender values and, therefore, a lower death benefit.

(3)  The amounts shown take into account:

 .    deductions from premiums;
 .    the monthly deduction from cash value;
 .    the daily charge to the Fund for investment management services equivalent to an annual rate of .25% of the average daily value of the aggregate net assets of the MetLife Stock Index Portfolio and .05% for other direct expenses of the portfolio which are each indicated in the chart under "Fund Investment Management Fees and Direct Expenses" chart in the prospectus). If these fees and expenses were taken into account, the gross annual investment rates of return of 0%, 6% and 12% correspond to actual (or net) annual rates of: -.30%, 5.70% and 11.70%, respectively.
The table does not reflect:
 .    Any charges for income taxes against the Separate Account because no such charges are currently made. If any such charges were made, the rates of return would have to exceed 0%, 6% or 12% by a sufficient amount to cover the tax charges.
 .    Any Policy loans or partial withdrawals.


                                                      VAI(1)
                                                 MALE ISSUE AGE 40
                                     STANDARD NONSMOKER UNDERWRITING RISK (2)
                                    CURRENT COST OF INSURANCE COVERAGE CHARGES

                                              TOTAL VAI CASH VALUE(3)              TOTAL VAI DEATH BENEFIT(3)
                          Payments             Assuming Hypothetical                 Assuming Hypothetical
                         Accumulated          Gross Annual Investment               Gross Annual Investment
   End of                   at 5%                Rates of Return of                    Rates of Return of
base policy    Annual     Interest       -----------------------------------   -----------------------------------
    Year      Payments    Per Year          0%           6%          12%          0%           6%          12%
                                         ---------    ---------    ---------   ---------    ---------    ---------
           1          0             0           0            0            0           0            0            0
           2          0             0           0            0            0           0            0            0
           3          5             5           4            5            5          14           15           16
           4          6            12          10           11           12          31           33           36
           5         91           108         100          107          114         284          303          324
           6        187           310         283          308          333         779          846          916
           7        285           624         561          620          684       1,496        1,654        1,823
           8        381         1,056         930        1,048        1,178       2,405        2,711        3,046
           9        478         1,610       1,389        1,596        1,831       3,488        4,007        4,595
          10        519         2,236       1,883        2,213        2,598       4,588        5,392        6,330
          11        559         2,935       2,409        2,899        3,489       5,699        6,860        8,256
          12        601         3,712       2,968        3,660        4,519       6,822        8,411       10,387
          13        640         4,570       3,557        4,494        5,700       7,945       10,038       12,730
          14        679         5,511       4,175        5,406        7,044       9,066       11,738       15,296
          15        719         6,542       4,822        6,399        8,571      10,184       13,513       18,101
          16        758         7,665       5,496        7,473       10,296      11,295       15,358       21,158
          17        796         8,884       6,196        8,633       12,237      12,395       17,271       24,482
          18        875        10,247       6,959        9,922       14,461      13,560       19,332       28,175
          19        953        11,760       7,786       11,347       16,996      14,781       21,540       32,264
          20      1,038        13,438       8,681       12,917       19,879      16,062       23,901       36,782
          25      1,519        24,751      14,249       23,318       40,996      23,365       38,235       67,223
          30      1,986        42,014      21,490       38,528       77,805      31,662       56,762      114,628
          35      2,478        66,733      29,997       59,099      138,630      40,308       79,414      186,283


(1) Assumes annual payments of the base policy dividend (under the 1999 dividend scale) paid in full at the dividend declaration dates. The values would vary from those shown if the amount or frequency of payments varies.

(2) Illustration for an insured in MetLife's standard smoker underwriting risk classification would show, for the same age and premium payments. lower cash values and cash surrender values and, therefore, a lower death benefits.

(3)  The amounts shown take into account:

 . deductions from premiums;
 . the monthly deduction from cash value;
 . the daily charge to the Fund for investment management services equivalent to an annual rate of .25% of the average daily value of the aggregate net assets of the MetLife Stock Index Portfolio and .05% for other direct expenses of the portfolio which are each indicated in the chart under "Fund Investment Management Fees and Direct Expenses" chart in the prospectus). If these fees and expenses were taken into account, the gross annual investment rates of return of 0%, 6% and 12% correspond to actual (or net) annual rates of: -.30%, 5.70% and 11.70%, respectively .

The table does not  reflect:

 . Any charges for income taxes against the Separate Account because no such charges are currently made. If any such charges were made, the rates of return would have to exceed 0%, 6% or 12% by a sufficient amount to cover the tax charges.

 . Any Policy loans or partial withdrawals.


                                                       VABR
                                                 MALE ISSUE AGE 40
                                     STANDARD NONSMOKER UNDERWRITING RISK (1)
                                     GUARANTEED INSURANCE COVERAGE CHARGES


                                             TOTAL VABR CASH VALUE(1)            TOTAL VABR  DEATH BENEFIT(1)
                          Payments             Assuming Hypothetical                 Assuming Hypothetical
                         Accumulated          Gross Annual Investment               Gross Annual Investment
   End of                   at 5%                Rates of Return of                    Rates of Return of
base policy    Annual     Interest       -----------------------------------   -----------------------------------
    Year      Payments    Per Year          0%           6%          12%          0%           6%          12%
                                         ---------    ---------    ---------   ---------    ---------    ---------
           1      1,000         1,050         933          989        1,045       2,998        3,179        3,359
           2          0         1,103         916        1,030        1,150       2,852        3,206        3,581
           3          0         1,158         899        1,072        1,266       2,713        3,234        3,818
           4          0         1,216         883        1,116        1,392       2,582        3,262        4,070
           5          0         1,276         866        1,161        1,531       2,456        3,291        4,339
           6          0         1,340         850        1,208        1,683       2,336        3,319        4,625
           7          0         1,407         834        1,256        1,850       2,223        3,348        4,931
           8          0         1,477         817        1,306        2,032       2,115        3,378        5,256
           9          0         1,551         801        1,357        2,232       2,012        3,407        5,603
          10          0         1,629         785        1,410        2,451       1,914        3,436        5,973
          11          0         1,710         769        1,465        2,691       1,820        3,466        6,367
          12          0         1,796         753        1,521        2,953       1,732        3,496        6,788
          13          0         1,886         737        1,579        3,240       1,648        3,527        7,236
          14          0         1,980         722        1,638        3,552       1,567        3,557        7,713
          15          0         2,079         706        1,699        3,893       1,491        3,588        8,223
          16          0         2,183         690        1,761        4,265       1,418        3,619        8,765
          17          0         2,292         674        1,824        4,671       1,349        3,651        9,344
          18          0         2,407         659        1,890        5,113       1,284        3,682        9,962
          19          0         2,527         643        1,956        5,594       1,221        3,715       10,620
          20          0         2,653         628        2,025        6,118       1,162        3,747       11,321
          25          0         3,386         552        2,385        9,505         905        3,912       15,587
          30          0         4,322         479        2,774       14,574         705        4,086       21,471
          35          0         5,516         409        3,180       22,032         550        4,273       29,606


(1) Illustration for an insured in MetLife's standard smoker underwriting risk classification would show, for the same age and premium payments. lower cash values and cash surrender values and, therefore, a lower death benefits.

(2)  The amounts shown take into account:

 . deductions from premiums;
 . the monthly deduction from cash value;
 . the daily charge to the Fund for investment management services equivalent to an annual rate of .25% of the average daily value of the aggregate net assets of the MetLife Stock Index Portfolio and .05% for other direct expenses of the portfolio which are each indicated in the chart under "Fund Investment Management Fees and Direct Expenses" chart in the prospectus). If these fees and expenses were taken into account, the gross annual investment rates of return of 0%, 6% and 12% correspond to actual (or net) annual rates of: -.30%, 5.70% and 11.70%, respectively.

The table does not  reflect:

 . Any charges for income taxes against the Separate Account because no such charges are currently made. If any such charges were made, the rates of return would have to exceed 0%, 6% or 12% by a sufficient amount to cover the tax charges.

 . Any Policy loans or partial withdrawals.

                                     VABR
                               MALE ISSUE AGE 40
                   STANDARD NONSMOKER UNDERWRITING RISK (1)
                   CURRENT INSURANCE COVERAGE CHARGES

                                             TOTAL VABR CASH VALUE(1)              TOTAL VABR DEATH BENEFIT(1)
                          Payments             Assuming Hypothetical                 Assuming Hypothetical
                         Accumulated          Gross Annual Investment               Gross Annual Investment
   End of                   at 5%                Rates of Return of                    Rates of Return of
base policy    Annual     Interest       -----------------------------------   -----------------------------------
    Year      Payments    Per Year          0%           6%          12%          0%           6%          12%
                                         ---------    ---------    ---------   ---------    ---------    ---------
           1      1,000         1,050         938          995        1,052       3,016        3,198        3,379
           2          0         1,103         927        1,042        1,164       2,887        3,245        3,624
           3          0         1,158         916        1,092        1,289       2,763        3,294        3,887
           4          0         1,216         905        1,143        1,426       2,645        3,343        4,170
           5          0         1,276         893        1,197        1,578       2,533        3,393        4,473
           6          0         1,340         882        1,253        1,746       2,425        3,445        4,799
           7          0         1,407         871        1,312        1,931       2,322        3,497        5,149
           8          0         1,477         860        1,373        2,136       2,224        3,551        5,525
           9          0         1,551         848        1,436        2,362       2,130        3,606        5,929
          10          0         1,629         837        1,503        2,611       2,040        3,662        6,363
          11          0         1,710         826        1,572        2,886       1,954        3,719        6,829
          12          0         1,796         814        1,643        3,189       1,872        3,777        7,330
          13          0         1,886         803        1,718        3,523       1,793        3,837        7,869
          14          0         1,980         791        1,795        3,891       1,718        3,898        8,449
          15          0         2,079         779        1,875        4,296       1,647        3,960        9,073
          16          0         2,183         768        1,958        4,741       1,578        4,024        9,743
          17          0         2,292         756        2,044        5,231       1,513        4,090       10,465
          18          0         2,407         744        2,133        5,769       1,450        4,157       11,240
          19          0         2,527         732        2,226        6,361       1,390        4,226       12,075
          20          0         2,653         720        2,322        7,011       1,333        4,296       12,974
          25          0         3,386         661        2,855       11,368       1,084        4,682       18,641
          30          0         4,322         601        3,477       18,254         885        5,123       26,893
          35          0         5,516         540        4,192       29,011         726        5,633       38,984


(1) Illustration for an insured in MetLife's standard smoker underwriting risk classification would show for the same age and premium payments. lower cash values and cash surrender values and, therefore, a lower death benefits.

(2) The amounts shown take into account:

 . deductions from premiums;
 . the monthly deduction from cash value;
 . the daily charge to the Fund for investment management services equivalent to an annual rate of .25% of the average daily value of the aggregate net assets of the MetLife Stock Index Portfolio and .05% for other direct expenses of the Portfolio which are each indicated in the chart under "Fund Investment Management Fees and Direct Expenses" chart in the prospectus). If these fees and expenses were taken into account, the gross annual investment rates of return of 0%, 6% and 12% correspond to actual (or net) annual rates of:
  -.30%, 5.70% and 11.70%, respectively.

The table does not  reflect:

 . Any charges for income taxes against the Separate Account because no such charges are currently made. If any such charges were made, the rates of return would have to exceed 0%, 6% or 12% by a sufficient amount to cover the tax charges.

 . Any Policy loans or partial withdrawals.